UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2024

Gates Industrial Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	001-38366	98-1395184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1144 Fifteenth Street, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 744-1911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.01 par value	GTES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture with respect to 6.875% Senior Notes due 2029

On June 4, 2024, Gates Corporation (the “Issuer”), an indirect subsidiary of Gates Industrial Corporation plc (“Gates”), issued and sold $500.0 million aggregate principal amount of the Issuer’s 6.875% Senior Notes due 2029 (the “Notes”), which mature on July 1, 2029, pursuant to an indenture (the “Indenture”) dated as of June 4, 2024, by and among the Issuer, Gates Industrial Holdco Limited (the “Parent Guarantor”), the guarantors named on the signature pages thereto (the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Notes were sold within the United States only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

The Notes were issued at 100% of their par value. The Notes bear interest at a rate of 6.875% per year, payable semi-annually in arrears. The Issuers obligations under the Notes are guaranteed on a senior unsecured basis by all of the Parent Guarantor’s existing and future wholly-owned domestic restricted subsidiaries that guarantee its senior secured credit facilities. The Notes are not obligations of, and are not guaranteed by, Gates.

The Issuer used the net proceeds from the offering of the Notes, together with proceeds of new term loans as described below and cash on hand, to refinance certain indebtedness, including the redemption (the “Redemption”) of all $568.0 million in aggregate principal amount of its outstanding 6.250% Senior Notes due 2026 (the “2026 Notes”) and to pay fees and expenses incurred in connection with the offering of the Notes, the Redemption and the other refinancing transactions. The Redemption occurred on June 4, 2024.

Upon the occurrence of a change of control or upon the sale of certain assets in which the Issuer does not apply the proceeds as required, the holders of the Notes will have the right to require the Issuer to make an offer to repurchase each holder’s Notes at a price equal to 101% (in the case of a change of control) or 100% (in the case of an asset sale) of their principal amount, plus accrued and unpaid interest.

The Issuer may redeem all or a part of the Notes at any time prior to July 1, 2026 at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus a make-whole premium and accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, beginning on July 1, 2026, the Issuer may redeem all or a part of the Notes at a redemption price equal to 103.438% of the principal amount redeemed. The redemption price decreases to 101.719% and 100.000% of the principal amount redeemed on or after July 1, 2027 and July 1, 2028, respectively. In addition, at any time prior to July 1, 2026, the Issuer may redeem up to 40% of the Notes with an amount not to exceed the proceeds of certain equity offerings at a redemption price equal to 106.875% of the principal amount thereof, plus accrued and unpaid interest.

The Notes contain covenants limiting, among other things, Parent Guarantor’s and its restricted subsidiaries’ ability to incur additional indebtedness or issue certain preferred shares, pay dividends, redeem stock or make other distributions, make certain investments, sell or transfer certain assets, create liens, consolidate, merge, sell or otherwise dispose of all or substantially all of the Parent Guarantor’s assets, enter into certain transactions with affiliates, and designate subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications. The Notes also contain customary events of default, the occurrence of which could result in the principal of and accrued interest on the Notes to become or be declared due and payable.

Amendment No. 9 to the Credit Agreement

On June 4, 2024, certain subsidiaries of Gates entered into Amendment No. 9 (“Amendment No. 9”) to the credit agreement dated as of July 3, 2014 (as amended by Amendment No. 1 dated as of April 7, 2017, as amended by Amendment No. 2 dated as of November 22, 2017, as amended by Amendment No. 3 dated as of January 24, 2018, as amended by Amendment No. 4 dated as of February 24, 2021, as amended by Amendment No. 5 dated as of November 18, 2021, as amended by Amendment No. 6 dated as of November 16, 2022, as amended by Amendment No. 7 dated as of March 1, 2023 and as amended by Amendment No. 8 dated as of October 10, 2023, the “Credit Agreement”, and as further amended by Amendment No. 9, the “Amended Credit Agreement”), among the Issuer, as borrower (the “Borrower”), the Parent Guarantor, certain subsidiaries of Parent Guarantor as guarantors, UBS AG Cayman Islands Branch as administrative agent, UBS AG, Stamford Branch as collateral agent and L/C issuer, the lenders from time to time party thereto and the other parties from time to time party thereto. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Amendment No. 9 or the Amended Credit Agreement, as applicable.

Amendment No. 9 amended the Credit Agreement, to, among other things, (i) refinance and replace the existing $250.0 million of revolving credit commitments and upsized the revolving credit commitments by an additional $250.0 million (the “Revolving Credit Facility”), (ii) refinance and replace the outstanding initial B-3 dollar term loans (the “Initial B-3 Dollar Term Loans”) with a new class of $1,300.0 million of dollar denominated term loans (the “Initial B-5 Dollar Term Loans”), (iii) amend the definition of “Applicable Rate” with respect to the initial B-4 dollar term loans (the “Initial B-4 Dollar Term Loans”) to be the same as the Initial B-5 Dollar Term Loans and (iv) make certain other amendments to the Credit Agreement. In connection with the additional revolving credit commitments under the Revolving Credit Facility, the Second Amended and Restated Credit Agreement, dated as of July 3, 2014 (as amended and restated on January, 24, 2018, as amended and restated on November 18, 2021 and as amended by Amendment No. 1, dated March 1, 2023), among Omaha Holdings LLC, Gates Global LLC, Gates Industrial Canada Ltd., the lenders and issuing banks party thereto, Citibank, N.A., as administrative agent and collateral agent, and the other agents listed therein, was terminated, including all commitments thereunder and security interests and guarantees in connection therewith. In addition, the Amended Credit Agreement also provides the Issuer with the option to raise incremental credit facilities in an aggregate of up to the greater of $750 million and 100% Adjusted EBITDA, subject to additional increases upon satisfaction of certain first lien net leverage-based tests.

The proceeds of the Initial B-5 Dollar Term Loans were applied to (i) refinance and replace the entire amount of the Initial B-3 Dollar Term Loans, (ii) to redeem a portion of the 2026 Notes and (iii) to pay costs, fees and expenses in connection with the foregoing.

The Initial B-4 Dollar Term Loans and Initial B-5 Dollar Term Loans bear interest at the Borrower’s option at either Term SOFR plus 2.25% per annum (subject to a 0.50% per annum Term SOFR floor) or at the base rate plus 1.25% per annum (subject to a 1.50% per annum base rate floor).

The Revolving Credit Facility bears interest at the Borrower’s option at either Term SOFR plus 2.25% per annum (subject to a 0.00% per annum Term SOFR floor) or at the base rate plus 1.25% per annum. The applicable margin for the Revolving Credit Facility borrowings will be subject to two 25 basis point step downs determined in accordance with Parent Guarantor achieving certain consolidated first lien net leverage levels.

The Initial B-5 Dollar Term Loans require scheduled quarterly amortization payments of 1% per annum based on the initial aggregate principal amount of the Initial B-5 Dollar Term Loans and matures in June 2031. The Initial B-5 Dollar Term Loans require a prepayment premium in connection with the repayment of such Initial B-5 Dollar Term Loans in connection with certain repricing transactions occurring within six months following the closing of Amendment No. 9.

The Revolving Credit Facility maturity date was extended to the date that is the earliest of (x) June 4, 2029 and (y) April 1, 2029, if greater than $500 million in aggregate principal amount of the Notes are outstanding on such date. The obligations under the Amended Credit Agreement will be unconditionally and irrevocably guaranteed by the Parent Guarantor, the direct parent of the Issuer, and, subject to certain exceptions, each of the Parent Guarantor’s existing and future material domestic wholly owned subsidiaries (collectively, the “U.S. Guarantors”) and, subject to certain exceptions, will be collateralized by first priority or equivalent security interests in (x) all the capital stock of, or other equity interests in, the Issuer and each of the Parent Guarantor’s material direct or indirect wholly owned restricted domestic subsidiaries and direct wholly owned first-tier restricted foreign subsidiaries (limited to 65% of the voting equity interests therein) and (y) certain tangible and intangible assets of the Issuer, the Parent Guarantor and those of the U.S. Guarantors.

The Parent Guarantor and its restricted subsidiaries will also be required to maintain a maximum first lien net leverage ratio for the benefit of the lenders under the Revolving Credit Facility, not exceeding 4.50 to 1.00 if borrowings under the Revolving Credit Facility exceed 30% of the issued and outstanding loans and commitments, tested as of the last day of any fiscal quarter.

Each of the foregoing descriptions of each of the Indenture, the Notes and Amendment No. 9 do not purport to be complete and are qualified in their entirety by reference to the full text of each of such documents, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of June 4, 2024, by and among Gates Corporation, the guarantors named on the signature pages thereto and U.S. Bank Trust Company, National Association, as trustee.

4.2	Form of 6.875% Senior Note due 2029 (included in Exhibit 4.1).

4.3	Amendment No. 9, dated June 4, 2024, to Credit Agreement, dated as of July 3, 2014, among Omaha Holdings LLC, Gates Industrial Holdco Limited, Omaha Acquisition Inc., Gates Global LLC, Gates Corporation, each of the guarantors party thereto, UBS AG Cayman Islands Branch, as administrative agent, UBS AG, Stamford Branch, as collateral agent and L/C issuer, lenders party thereto and JPMorgan Chase Bank, N.A., as fronting lender.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATES INDUSTRIAL CORPORATION PLC

By:	/s/ L. Brooks Mallard
	Name:	L. Brooks Mallard
	Title:	Chief Financial Officer

Date: June 4, 2024